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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 4, 1997, except for the third and fourth paragraphs of Note 6, as to which the date is May 31, 1997, in Amendment No. 2 to the Registration Statement (Form SB-2 No. 333-25257) and related Prospectus of HORIZON Pharmacies, Inc. for the registration of 1,200,000 shares of its common stock.



                                                    ERNST & YOUNG LLP



Oklahoma City, Oklahoma
June 30, 1997